UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2014

BOLDFACE GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-148722	02-0811868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1945 Euclid Street Santa Monica, CA	90404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 450-4501

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

On September 3, 2014, pursuant to an ex parte application by Hillair Capital Investments L.P, the Superior Court of the State of California, County of Los Angeles appointed David P. Stapleton (“Receiver”) as receiver to take possession, custody, and control of all of the assets of BOLDFACE Group, Inc., a Nevada corporation (the “Company”), subject to a hearing of an order to show cause scheduled for October 17, 2014.

The Receiver will have the usual and customary powers of a receiver to take control of and operate the Company’s business and property, including, in his sole discretion, operating the Company’s business as a going concern, operating the business for the purposes of facilitating a sale or liquidation of the Company’s property at any terms the Receiver deems reasonable under the circumstances, or shutting down and ceasing operations of all or a portion of the business of the Company.

The Company may file a response to the order to show cause no later than September 30, 2014. The Company may also file a response to the complaint no later than October 2, 2014.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1*	Order Granting Ex Parte Application; Appointing Receiver Over Assets of Receivership Defendants; Temporary Restraining Order; Order to Show Cause Why Receiver Should Not Be Confirmed and Why Preliminary Injunction Should Not Be Granted, dated September 3, 2014

* Filed herewith

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, BOLDFACE Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLDFACE GROUP, INC.

/s/ John LaBonty
John LaBonty
Chief Executive Officer

Dated: September 8, 2014